Exhibit 23(a)(v) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                    (Amendment No. 4) file stamped 9/11/2000

              FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC.
                             ARTICLES OF AMENDMENT

      FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC. a Maryland corporation having post office addresses in the City of Pittsburgh, Pennsylvania and the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation are hereby amended by striking Article FIRST and inserting the following in its place:

            "FIRST: The name of the Corporation is Federated Limited Duration Government Fund, Inc."

      SECOND: The Board of Directors, in accordance with the authority granted under subparagraph (b) of paragraph FOURTH of the Corporation's Articles of Incorporation, dated March 19, 1991, hereby designates the class of authorized shares of common stock of the Corporation as:

 Federated Limited Duration Government Fund, Inc. Institutional Service Shares

      THIRD: The forgoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

      FOURTH: These Articles of Amendment will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

      IN WITNESS WHEREOF, Federated Adjustable Rate U.S. Government Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on September 7, 2000.

      The undersigned, Todd A. Abraham, Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST                              FEDERATED ADJUSTABLE RATE
                                    U.S. GOVERNMENT FUND, INC.


/s/ C. Grant Anderson               /s/ Todd A. Abraham
------------------------------      -------------------------------
C. Grant Anderson                   Todd A. Abraham
Assistant Secretary                 Vice President